Exhibit 10.8
Omnicom Group Inc.
Senior Executive Restrictive Covenant and Retention Plan
Amended and Restated Award Agreement
THIS AMENDED AND RESTATED AWARD AGREEMENT (this “Agreement”), is entered into as of the __ day of _________, 2024 (the “Effective Date”), by and between Omnicom Group Inc., a New York corporation (the “Company”), and ____________ (“Executive”).
WITNESSETH:
WHEREAS, Executive continues to be employed by the Company or one of its Subsidiaries in a key executive position and possesses substantial talent, ability and unique business experience which has been and will continue to be of great value to the Company; and
WHEREAS, the Company adopted the Omnicom Group Inc. Senior Executive Restrictive Covenant and Retention Plan attached hereto as Exhibit A (as amended and/or restated from time to time, the “Plan”), approved by the Board on December 7, 2006 and effective as of December 15, 2006, to secure, to the extent applicable, non-competition, non-solicitation, non-disparagement and consulting agreements with its key executives for a significant period of time, and strengthen the retention aspects of the total compensation of its key executives; and
WHEREAS, Executive is a Participant in the Plan and the Company and Executive wish to set forth Executive’s continued participation in the Plan through this Agreement.
NOW, THEREFORE, the Company and Executive hereby agree to the terms of this Agreement as follows:
    1.    Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan.
    2.    Incorporation of Terms of Plan. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except as provided in Section 4 of this Agreement.
    3.    Benefit. In consideration of Executive’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, including but not limited to the compliance by Executive with the Plan, as of the Effective Date, Executive shall be entitled to receive a benefit under Article VI of the Plan, subject to and in accordance with the terms of the Plan. For purposes of the Plan, Executive became a Participant in the Plan on ____________.
    4.    Annual Cap. Notwithstanding anything to the contrary in the Plan, the term “Annual Cap” in the Plan shall mean $1,500,000 for the first payment to Executive; provided, however, that the Annual Cap shall be adjusted annually (beginning with an adjustment on the Effective Date for calendar year 2024) by the most recent Cost-of-Living Adjustment used by the United States Social Security Administration (each, a “COLA Increase”); and provided further, that in the event Executive incurs a Separation from Service due to Executive’s death, the COLA Increase shall not apply prior to the date of such Separation from Service, and the Annual Cap shall remain $1,500,000 (subject to an annual adjustment beginning with the second annual payment to the Executive by the most recent Cost-of-Living

Adjustment used by the United States Social Security Administration). Notwithstanding anything else to the contrary, the Annual Cap shall not be increased by more than 2.5% per calendar year.
5.    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Executive any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
    6.    Governing Law. Except as exempted by the Employee Retirement Income Security Act of 1974, as amended, the laws of the State of New York shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
    7.    Amendment, Termination and Suspension. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, terminated or suspended at any time or from time to time by the Committee, provided, that, except as may otherwise be provided by the Plan, no amendment, termination or suspension of this Agreement shall adversely affect the benefits or rights of Executive arising under the terms of the Plan or this Agreement in a material manner without the consent of Executive.
    8.    Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof, including, without limitation, any award agreement under the Plan that has been executed by Executive prior to the Effective Date.
    9.    Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the Effective Date, the parties hereto have executed this Agreement.

OMNICOM GROUP INC.

By: ______________________________
Name:
Title:

EXECUTIVE

______________________________
Name: